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       FORM 8-K, EXHIBIT C, COLUMBIA TRANSMISSION'S CONFIRMATION ORDER
                           DATED NOVEMBER 15, 1995



                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE


--------------------------------------

In re                                      Chapter 11

COLUMBIA GAS TRANSMISSION CORPORATION,     Case No. 91-804(HSB)
             Debtor.
---------------------------------------

                      ORDER CONFIRMING THE SECOND AMENDED
                           PLAN OF REORGANIZATION OF
                     COLUMBIA GAS TRANSMISSION CORPORATION,
                    AS FURTHER AMENDED, DATED JULY 17, 1995




                 Columbia Gas Transmission Corporation ("TCO"), debtor and

debtor-in-possession, having filed its Second Amended Plan of Reorganization of

Columbia Gas Transmission Corporation, As Further Amended, dated July 17, 1995

(the "Plan") in accordance with Section 1121 of Title 11 of the United States

Code (the "Bankruptcy Code"), 11 U.S.C. Section 1121; and TCO having filed its

Amended Disclosure Statement for the Plan pursuant to Section 1125 of the

Bankruptcy Code (the "Disclosure Statement"); and a hearing having been held before this Court on July 18, 1995 (the "Hearing") to consider the adequacy of the Disclosure Statement and the amendments and revisions thereto set forth on the record at the Hearing; and the Court by Order dated July 18, 1995 having approved the Disclosure Statement (the "Disclosure Statement Order"); and the

Court having entered an Order dated July 27, 1995 (the "Confirmation Procedures

Order") establishing and approving, inter alia, procedures for the solicitation and tabulation of votes to accept or reject the Plan; and the Disclosure

Statement (with a copy of the Plan

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annexed thereto as Exhibit 1), the Disclosure Statement Order, a Ballot(3) and

related material having been transmitted to all known holders of Claims and/or

Interests entitled to vote on the Plan in accordance with the Confirmation

Procedures Order; and the Disclosure Statement (with a copy of the Plan annexed thereto as Exhibit 1), the Disclosure Statement Order, a Non-Voting Status

Notice and/or a Settlement Amount Form, and related material having been transmitted to each holder of a Claim in the Non-Voting Classes; and the solicitation of acceptances from holders of Claims and/or Interests having been made within the time and in the manner required by the Confirmation Procedures

Order; and affidavits of publication having been filed with the Court evidencing that the Confirmation Procedures Notice was published in accordance with the provisions of the Confirmation Procedures Order (collectively, the

"Publication Affidavits"); and an affidavit of service having been filed with respect to the mailing of the Confirmation Procedures Notice (the "Mailing

Affidavit") to those parties-in-interest having requested notice pursuant to

Rule 2002 of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy

Rules"); and objections to confirmation of the Plan having been filed by (i)

Joseph H. Hager, Seneca-Upshur Petroleum, Inc., Belden & Blake Operating

Company and Belden & Blake Corporation,





--------------------

3 All capitalized terms not otherwise defined herein have the meanings set forth in the Plan or, to the extent not inconsistent therewith, in the Confirmation Procedures
     Order.




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(ii) Belden & Blake Operating Co., Belden & Blake Corp., Boggs Natural Gas Co.,

Joseph H. Hager, New Bremen Corporation, New Ulm Gas, Ltd., Phillips Petroleum

Co., and Seneca-Upshur Petroleum, Inc. (the "Producer Objection"), (iii) Ozark

Gas Transmission System, (iv) Enterprise Energy Corporation Class Members (the

"Enterprise Energy Objection"), (v) the United States of America on behalf of the Internal Revenue Service (the "IRS Objection"), (vi) Rolls-Royce (Canada)

Limited (the "Rolls Royce Objection"), (vii) Trailblazer Pipeline Company,

(viii) Overthrust Pipeline Company, and (ix) VJI Natural Resources Inc.

(collectively, the "Confirmation Objections"); and it appearing that the Rolls

Royce Objection and the IRS Objection have been withdrawn; and hearings having been held from November 13, 1995 through November 15, 1995 with respect to the

Court's consideration of (i) confirmation of the Plan, (ii) the settlement by agreement of Confirmation Objections, (iii) the Confirmation Objections not

previously withdrawn or settled, and (iv) the fairness and reasonableness of

(a) the settlement of the Intercompany Claims Litigation, (b) the Columbia

Omnibus Settlement, (c) the Customer Settlement Proposal, (d) the settlement of

Producer Claims and Disputed General Unsecured Claims not otherwise approved by the Court and other settlements embodied in the Plan (the "Confirmation

Hearing"); and upon the entire record of the Reorganization Case, including,

without limitation, the record made at the Confirmation Hearing; and the








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Court having reviewed, inter alia, the Plan, the Disclosure Statement, the Plan

Vote Certification (described below), the Publication Affidavits, the Mailing

Affidavit, TCO's Memorandum of Law In Support of Confirmation of the Second

Amended Plan of Reorganization, As Further Amended, Dated July 17, 1995 (the

"Confirmation Memorandum"), and all Confirmation Objections not previously withdrawn and responses thereto, and statements and comments regarding confirmation of the Plan; and after finding that due, sufficient and adequate notice of the Confirmation Hearing, the Customer Settlement Proposal, the

settlement of the Intercompany Claims Litigation, the Columbia Omnibus

Settlement, the settlement of Producer Claims and Disputed General Unsecured

Claims and the other settlements and compromises embodied in the Plan has been given to all interested persons and parties-in-interest; and after due deliberation, the Court makes the following findings of fact and conclusions of law:(4)

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW:

                 a.       The Court has jurisdiction over the Reorganization

Case pursuant to 28 U.S.C Section Section 1334(a) and 157(b)(1).  Venue of

these proceedings and the Reorganization Case in






--------------------

4 This Confirmation Order constitutes the Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52., as made applicable by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact when necessary and appropriate.




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this district is proper pursuant to 28 U.S.C. Section Section 1408 and 1409.

                 b.       By order dated September 29, 1995, the District

Court, inter alia, confirmed that this Court has jurisdiction to (i) confirm the Plan and the Columbia Plan in all respects including, without limitation,

the settlement of the Intercompany Claims Litigation, (ii) review the settlement of the Intercompany Claims Litigation in conjunction with the

Court's hearings to consider confirmation of the Plan and the Columbia Plan, to the extent judicial review of such settlement is required, (iii) approve the settlement of the Intercompany Claims Litigation, and (iv) authorize the release of the Intercompany Claims as provided for in the Plan.

                    COMPLIANCE WITH CHAPTER 11 REQUIREMENTS

                 c.       Due and sufficient notice of the Plan, the

Confirmation Hearing, the settlement of the Intercompany Claims Litigation, the

Columbia Omnibus Settlement, the Customer Settlement Proposal, the settlement of Producer Claims and Disputed General Unsecured Claims and the other settlements and compromises embodied in the Plan, and the deadlines for voting and filing Confirmation Objections has been given to all known holders of

Claims against TCO and other parties-in-interest in accordance with the

Confirmation Procedures Order.









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                 d.       The solicitation by TCO of votes for accepting or

rejecting the Plan was conducted in good faith and complied with Sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018, the

Confirmation Procedures Order, all other applicable provisions of the

Bankruptcy Code and all other applicable laws, rules and regulations.

                 e.       The procedures by which the Ballots were distributed

to holders of Claims against and/or Interests in TCO and received and tabulated by Poorman-Douglas (the "Balloting Agent"), the Court-authorized balloting agent, were fair, properly conducted and in accordance with the Bankruptcy

Code, the Bankruptcy Rules, the local rules of this Court, the Confirmation

Procedures Order and all other applicable laws, rules and regulations.

                 f.       As evidenced by the Declaration of Edward L. Erb

dated November 7, 1995 certifying the method and results of the ballot tabulation for the Voting Classes (the "Plan Vote Certification"), (i) at least two-thirds in amount and more than one-half in number of holders of Claims in

Classes 3.2, 3.3 and 3.4 that voted on the Plan accepted the Plan, without counting the votes of insiders, (ii) the sole Creditor in each of Classes 2.1 and 3.5 voted to accept the Plan, and (iii) the sole stockholder in Class 5 voted to accept the Plan.

                 g.       Classes 1.1, 1.2, 1.3, 3.1, 4.1, 4.2, 4.3, 4.4 and

4.5 are not impaired under the Plan and, therefore,







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such Classes are deemed to have accepted the Plan pursuant to Section 1126(f)

of the Bankruptcy Code.

                 h.       As required by Section 1129(a)(1) of the Bankruptcy

Code, the Plan complies with all applicable provisions of the Bankruptcy Code.

                 i.       As required by and in compliance with Sections

1123(a)(1),(2) and (3) of the Bankruptcy Code, the Plan identifies the Classes of Claims against TCO that are not impaired under the Plan, the Classes of

Claims against and the Class of Interests in TCO that are impaired under the

Plan and specifies the treatment of Allowed Claims and Interests in each such

Class.

                 j.       Consistent with Section 1123(a)(4) of the Bankruptcy

Code, the Plan as modified by this Confirmation Order provides the same treatment for each Allowed Claim in a particular Class, except in instances where the holder of a particular Allowed Claim has agreed to less favorable treatment of its Allowed Claim.

                 k.       The Classification of Claims against TCO under the

Plan as modified by this Confirmation Order is consistent with Section 1122(a)

of the Bankruptcy Code in that each Claim against TCO has been placed in a particular Class only if such Claim is substantially similar to the other

Claims in such Class.







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                 l.       Specifically, with regard to the classification

scheme embodied within the Plan in respect of Classes 3.1, 3.2, 3.3 and 3.4,

there is a reasonable basis for the separate classification of those Claims,

since they have unique legal and factual issues attached to the allowance and payment of their respective Claim amounts.  The inclusion of Unsecured Claims

Allowed in amounts of $25,000 or less in Class 3.1, the Convenience Class under the Plan, is consistent with considerations of fairness to small creditors and administrative efficiency.  In determining that the classification of Claims in the Plan is reasonable, appropriate and not designed to manipulate the results of voting, the Court further considered that (i) the Customers in Class 3.2 have distinct issues attached to the allowance and payment of Refund Claims including the fact that such Claims arise from TCO's provision of services to

Customers subject to regulation by the FERC and such Customers' participation in the Customer Settlement Proposal, a comprehensive settlement of claims and issues between TCO and its Customers, which provides for substantial recoveries by TCO from Customers, (ii) the Producer Claims in Class 3.3 all arise from or are related to natural gas purchase contracts, for which this Court has established special Claims Estimation Procedures, the Claims, particularly contract rejection Claims, constitute the largest unaffiliated Claims against the Estate, many of which are subject to Settlement Agreements conditioned on the treatment provided to Producers






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under the Plan, and which are otherwise subject to large swings in potential outcome and allowance amounts; and (iii) the separate classification of Class

3.4 Claims reflects the distinction that such Claims are neither regulatory in nature nor arise from gas purchase contracts and thus are not subject to comprehensive Claims' liquidation procedures or to the risk-sharing mechanisms applicable to Producer Claims, are for the most part trade Creditor Claims by ongoing suppliers in the ordinary course of TCO's business, are largely liquidated or not subject to wide variations in potential outcome, and represent less than 5% of the total distribution to Creditors under the Plan.

                 m.       The potential use of Columbia Common Stock and

distribution of additional cash, if necessary, to pay that portion of the ultimately Allowed amounts of Rejecting Producer and General Unsecured Creditor

Claims in excess of the Original Settlement Values or Allowance Amounts, as

applicable, proposed for such Claims in the manner provided for by Sections

III.B.3.d and III.B.3.e of the Plan as modified by this Confirmation Order,

constitutes substantially similar non-discriminatory treatment, and is necessary to the reorganization of Columbia and TCO.

                 n.       The evidence and arguments presented at the

Confirmation Hearing and the Disclosure Statement Hearing demonstrate that the classification of Unsecured Claims set forth in the Plan as modified by this

Confirmation Order appropriately classifies substantially similar Claims







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together, does not discriminate unfairly in the treatment of those Claims and does not support an argument that voting on the Plan has been gerrymandered.

Consequently, TCO falls squarely within the latitude given to the proponent of a plan in respect of the classification of Claims as permitted by the Third

Circuit.  See, e.g., In re Jersey City Medical Center, 817 F.2d 1055, 1060-61

(3rd Cir. 1987); John Hancock Life Insurance Company v. Route 37 Business Park

Associates, 987 F.2d 154 (3rd Cir. 1993).

                 o.       As required by Section 1123(a)(5) of the Bankruptcy

Code, the Plan provides adequate means for its execution and implementation including, inter alia, (i) the vesting in Reorganized TCO of all property of the Estate and any property and assets acquired by TCO or Reorganized TCO under the Plan, (ii) the utilization of available cash on hand plus funding which, if necessary, can be provided to TCO by Columbia to satisfy payments due under the

Plan, (iii) the cancellation or modification of existing liens on the Effective

Date, (iv) the adoption by Reorganized TCO of an Amended and Restated

Certificate of Incorporation, and the filing of the Amended and Restated

Certificate of Incorporation pursuant to Section V.B.1 of the Plan, and (v) the issuance by Reorganized TCO of new secured debt securities in respect of the

Class 2.1 Claim.







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                 p.       As required by Section 1123(a)(6) of the Bankruptcy

Code, the Plan provides for the inclusion in the Amended and Restated

Certificate of Incorporation of Reorganized TCO of a provision prohibiting the issuance of non-voting equity securities.

                 q.       As required by Section 1123(a)(7) of the Bankruptcy

Code, the selection of directors and officers who will serve in such capacities upon the Effective Date is in a manner consistent with the interests of holders of Claims and public policy.  The Plan provides that, subject to changes in the ordinary course of business, the directors and officers of Reorganized TCO shall be the same individuals who were serving in those capacities as of July

17, 1995.

                 r.       As required by Section 1123(b) of the Bankruptcy

Code, the Plan (i) impairs or leaves unimpaired, as the case may be, each Class of Claims or Interests, and (ii) provides for the assumption, rejection or other disposition of each of TCO's executory contracts or unexpired leases which had not been expressly assumed or rejected pursuant to Section 365 of the

Bankruptcy Code by prior order of the Court as of the Confirmation Hearing.

                 s.       As required by Section 1123(b)(3), the Plan provides

for either (i) the settlement or adjustment, or (ii) the retention and enforcement by Reorganized TCO, of






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any claims, demands, rights and causes of action that TCO or the Estate may hold against any Person.

                 t.       As required by Section 1129(a)(2) of the Bankruptcy

Code, TCO has complied with all applicable provisions of title 11 including the disclosure and solicitation requirements of Sections 1125 and 1126 of the

Bankruptcy Code.  TCO transmitted solicitation materials including Ballots to its Creditors entitled to vote on the Plan and its stockholder only after the

Court approved the Disclosure Statement as containing adequate information and in compliance with the requirements of the Confirmation Procedures Order.

                 u.       As required by Section 1129(a)(3) of the Bankruptcy

Code, the Plan has been proposed in good faith, for the valid business purpose of resolving disputes and restructuring or paying in full substantial obligations of TCO and has not been proposed by any means forbidden by law.

                 v.       As required by Section 1129(a)(4) of the Bankruptcy

Code, any payment made or to be made by TCO for professional services or for costs and expenses in connection with the Plan or incident to the

Reorganization Case, has been disclosed to and approved by, or is subject to the approval of, this Court as being reasonable.

                 w.       As required by Section 1129(a)(5) of the Bankruptcy

Code, TCO has disclosed the identity and affiliations of the individuals who are proposed to serve after confirmation of the Plan as directors and executive officers





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of Reorganized TCO.  The continuance of such individuals in such offices,

subject to changes in the normal course, is consistent with the interests of the holders of Claims against and Interests in TCO and with public policy.  In addition, TCO has disclosed the identity of any insider presently known to it who will be employed or retained by Reorganized TCO, and the nature of any compensation to be paid to such insider.

                 x.       As required by Section 1129(a)(6) of the Bankruptcy

Code, FERC, a governmental regulatory commission which has jurisdiction over

TCO's interstate gas pipeline rates, has either approved rate changes provided for in the Plan or any such rate changes are expressly subject to the approval of FERC.

                 y.       As required by Section 1129(a)(7) of the Bankruptcy

Code, with respect to each impaired Class of Claims against or Interests in

TCO, each holder of a Claim or Interest in such impaired Class has accepted the

Plan, or will receive or retain under the Plan on account of such Claim or

Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if TCO was liquidated on the

Effective Date under Chapter 7 of the Bankruptcy Code.

                 z.       As indicated by the Plan Vote Certification and as

established on the record at the Confirmation Hearing, each impaired Class of

Claims or Interests has voted to accept the Plan in accordance with Sections

1124 and 1126 of







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the Bankruptcy Code, with the result that Section 1129(a)(8) of the Bankruptcy

Code is satisfied and the "cram down" provisions of Section 1129(b) of the

Bankruptcy Code are not applicable.

                 aa.      The Plan provides for the treatment of Allowed

Administrative Claims and Allowed Priority Tax Claims pursuant to Sections

507(a)(1) and 507(a)(8) of the Bankruptcy Code in accordance with Section

1129(a)(9) of the Bankruptcy Code, except to the extent that the holder of a particular Claim has agreed to a different treatment.  Each holder of an

Allowed Claim of a kind specified in Section 507(a)(1) of the Bankruptcy Code on the Effective Date will receive cash equal to the Allowed amount of such

Claim on the Effective Date.  Each holder of an Allowed Priority Tax Claim of a kind specified in Section 507(a)(8) of the Bankruptcy Code, other than the

Claim  which is the subject of the IRS Order, will on the Effective Date receive cash equal to the Allowed amount of such Claim, in compliance with

Section 1129(a)(9)(C).

                 bb.      With respect to the Priority Tax Claims of the IRS

which are the subject of the IRS Order, the Plan provides alternative methods by which such Claims will be paid.  Each of the methods is in accordance with the requirements of Section 1129(a)(9)(C).  TCO shall either pay such Claims in installments over a period not to exceed six years from the date of assessment of such Claims together with interest, pursuant to the terms of the IRS

Settlement







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consents, Reorganized TCO may pay such Claims of the IRS, or any remaining balance of such Claims, in full on the Effective Date.  The Plan further provides that Columbia or Reorganized Columbia may pay, as parent of the

Columbia Group, all of the Allowed Priority Tax Claims of the IRS and the

post-petition interest thereon.

                 cc.      As required by Section 1129(a)(10) of the Bankruptcy

Code, and as demonstrated by the Plan Vote Certification, at least one Class of

Claims or Interests that is impaired under the Plan has accepted the Plan,

determined without including any acceptance of the Plan by any insider.

                 dd.      The Plan is feasible.  TCO has demonstrated its

ability to meet its financial obligations under the Plan and continue its business in the ordinary course.  As required by Section 1129(a)(11) of the

Bankruptcy Code, confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of TCO.

                 ee.      As required by Section 1129(a)(12) of the Bankruptcy

Code, Section III.A.1.d of the Plan provides that all Administrative Claims for fees payable pursuant to Section 1930 of Title 28 of the United States Code, 28

U.S.C. Section 1930, which are unpaid as of the Effective Date will be paid in cash on the Effective Date.

                 ff.      Consistent with Section 1129(a)(13) of the Bankruptcy

Code, Section IV.H of the Plan provides for all






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employee and retiree benefit plans and programs in existence as of the Petition

Date, including the Retirement Plan, to continue in existence after the

Effective Date and TCO shall continue to pay retiree benefits (as defined in

Section 1114(a) of the Bankruptcy Code).

                 gg.      The Plan is the only plan of reorganization for TCO

pending before this or any other court.

                 hh.      The primary purpose of the Plan is not the avoidance

of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933, as amended (15 U.S.C. Section 77e).

                 ii.      The record established at the Confirmation Hearing

demonstrates that all conditions precedent to confirmation of the Plan have been satisfied, or are concurrently satisfied by entry of this Confirmation

Order.

                 jj.      TCO has stated that it believes that all conditions

precedent to the Effective Date of the Plan, as set forth in Section VIII.B of the Plan, will occur or be duly waived.

                 kk.      Pursuant to Section 1125(e) of the Bankruptcy Code,

TCO shall not be liable on account of TCO's solicitation of acceptances of the

Plan and its issuance and/or distribution of new secured debt securities of

Reorganized TCO, and publicly traded securities of Reorganized Columbia pursuant to the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, for any violation of applicable law, rule or regulation governing







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the solicitation of acceptances of a plan of reorganization or the offer,

issuance, sale or purchase of securities.

                 ll.      Pursuant to Section 1145(a)(1) of the Bankruptcy

Code, the offering and distribution of securities of Reorganized Columbia by

TCO in exchange for certain Claims against TCO shall be exempt from Section 5 of the Securities Act, and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                 mm.      Pursuant to and to the fullest extent permitted by

Section 1145 of the Bankruptcy Code, the resale of any new securities of

Reorganized Columbia initially distributed pursuant to the Plan, shall be exempt from Section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.


SETTLEMENT AGREEMENTS

                 nn.      Pursuant to Section 1123(b)(3) of the Bankruptcy Code

and Bankruptcy Rule 9019(a), the Plan provides for the settlement or compromise of Claims against TCO and its Estate, the approval of which are either conditions to confirmation of the Plan or otherwise sought by TCO in connection with confirmation (the "Settlement Agreements").  The Settlement Agreements

include but are not limited to (i) the settlement of the Intercompany Claims

Litigation and other TCO creditor-related disputes through the Columbia Omnibus

Settlement, (ii) the Customer Settlement Proposal,






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(iii) the settlement of Claims of Producers and General Unsecured Creditors

that have accepted the Settlement Values or Allowance Amounts offered to them by so indicating on their Ballots or Settlement Amount Forms, as applicable,

and (iv) other settlements.

                 oo.      In determining that the Settlement Agreements

embodied in the Plan represent fair, equitable and reasonable compromises of

Claims filed or asserted by or against TCO, are in the best interests of the

Estate, and are hereby approved, the Court has considered the following factors: (i) the probability of ultimate success on the merits if settled issues were instead litigated; (ii) the difficulties, if any, to be encountered in the matter of collection; (iii) the complexity of the litigation involved,

and the expense, inconvenience and delay necessarily attendant to continued

litigation; (iv) the paramount interest of creditors as evidenced by, inter alia, the absence of any Confirmation Objections filed in respect of any of the

Settlement Agreements and the acceptance of the Plan by an overwhelming majority of the holders of Claims and Interests; (v) that the Settlement

Agreements are, in each instance, the product of extensive arms-length negotiations among TCO, Columbia, the Creditors' Committee, the Customers'

Committee and, as applicable to the specific Settlement Agreement, numerous other parties-in-interest, and (vi) whether the value of the Settlement

Agreement falls within the reasonable range of litigation possibilities.








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See, e.g., In re Allegheny Int'l., Inc., 118 B.R. 282, 309-310 (Bankr. W.D. Pa.

1990); Protective Comm. Stockholders of TMT Trailer Ferry, Inc. v. Anderson,

390 U.S. 414, 424-45 (1968); In re Justice Oaks II, Ltd., 898 F.2d 1544, 1549

(11th Cir.), cert. denied, 498 U.S. 959 (1990).

                 pp.      In determining that each of the Settlement Agreements

embodied in the Plan is fair and equitable and should be approved, the Court considered, inter alia, the record of the Confirmation Hearing and the record of this Reorganization Case.

SETTLEMENT OF THE INTERCOMPANY CLAIMS LITIGATION AND
OTHER TCO CREDITOR-RELATED DISPUTES THROUGH THE COLUMBIA
OMNIBUS SETTLEMENT

                 qq.      On March 18, 1992, the TCO Creditors' Committee,

pursuant to the terms of a stipulation approved by this Court during the preceding month, filed on behalf of TCO a complaint against Columbia and CNR asserting that actions taken by Columbia during the period from 1985 through to the filing of TCO's bankruptcy petition in 1991 had conferred an unfair advantage on Columbia, as TCO's sole stockholder, over TCO's other Creditors and had caused injury to TCO and its Creditors (the "Intercompany Complaint").

The Intercompany Complaint sought, inter alia, (i) the equitable subordination of Columbia's Claims against the Estate to the Claims of TCO's other Creditors,

(ii) the recharacterization of Columbia's secured advances to TCO during the subject period as equity contributions, (iii) the avoidance of certain transfers made to CNR, and of liens
granted to Columbia and (iv) the avoidance of dividends and debt paid by TCO to

Columbia.  The Customers' Committee joined with the TCO Creditors' Committee in the prosecution of the Intercompany Claims.  A proof of claim on behalf of TCO was filed by the TCO Creditors' Committee against Columbia based upon the

Intercompany Claims.

                 rr.      Columbia vigorously contested the allegations

asserted in the Intercompany Complaint.  The Columbia Equity and Creditors'

Committees intervened as defendants in the litigation.  The ensuing litigation and disputes over the issues raised in the Intercompany Claims Litigation prolonged and complicated the reorganization cases of both TCO and Columbia.

Those cases are linked principally because Columbia requires the resumption of payments due to it on its Claims against TCO in order for Columbia to meet its own debt service requirements.  As a result of the Intercompany Claims

Litigation, determination of the nature and characterization of TCO's obligation to Columbia was delayed.  Further, an understanding of the value of the Estate available to unaffiliated Creditors, dependent upon the Intercompany

Claims, was necessary before substantial progress could be made in the consensual quantification of the substantial Claims by Producers against TCO.

The positions of the parties at trial presented a potential range of outcomes of the Intercompany Claims Litigation varying from a loss of value to Columbia of zero to an amount in excess of $1.0 billion, and the benefit of any

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such recovery by TCO to the unaffiliated Creditors of TCO would be dependent upon other aspects of the plans of reorganization for TCO and Columbia,

including tax consequences, and upon fluctuating market conditions.

                 ss.      A trial on the Intercompany Claims was completed

before the District Court in October 1994.  While District Court Judge Farnan

was preparing his decision, the parties asked the Court not to rule pending these confirmation proceedings.  Given the positions of the parties, appeals from any decision by the District Court would be certain to further delay the achievement of reorganization for TCO and Columbia.  Accordingly, only a global settlement of all issues relating to the Intercompany Claims will permit a prompt emergence of TCO and Columbia from Chapter 11 proceedings.

                 tt.      Pursuant to the Columbia Omnibus Settlement, which is

defined in Section I.A.34 of the Plan, the numerous legal and factual issues raised by the Intercompany Claims Litigation are settled and the Intercompany

Claims are fully satisfied, released and discharged.  The approval of the

Columbia Omnibus Settlement is both a condition precedent to and the cornerstone of the Plan and the Columbia Plan.  The Columbia Omnibus Settlement

permits Columbia to retain ownership of TCO, provides TCO's Creditors an opportunity to receive substantial cash payments upon the Effective Date and permits TCO and Columbia to emerge from bankruptcy proceedings without further extended delay.

                 uu.      In addition to settling the Intercompany Claims

Litigation, the Columbia Omnibus Settlement provides other substantial benefits to TCO including, inter alia, (i) Columbia's assistance in monetizing the TCO

Plan; (ii) Columbia's provision of a guaranty of payment of the distributions to be made to the holders of Allowed Claims under the Plan; (iii) Columbia's provision of the Columbia Customer Guaranty and (iv) the settlement of contentious litigation with TCO's Customer Creditors, Producer Creditors and other Creditors.

                 vv.      The settlement of the Intercompany Claims Litigation

and the Columbia Omnibus Settlement are collectively the result of arduous arms-length negotiations among TCO, Columbia, their respective official committees and various other interested parties.  As evidenced by the arguments of counsel at the Confirmation Hearing, the TCO Creditors' Committee and

Customers' Committee and the Columbia Creditors' Committee and Equity Committee

fully support the resolution of all issues raised by the Intercompany Claims

Litigation, and of other TCO Creditor-related disputes in the manner provided for by the Columbia Omnibus Settlement.  TCO and its Creditors' Committee have demonstrated that the terms of the settlement of the Intercompany Claims

Litigation and the Columbia Omnibus Settlement are fair, equitable and reasonable, and that the benefits of these settlements greatly outweigh the risks and any rewards inherent in continuing to litigate these issues.

                 ww.      In accordance with Section 1123(b)(3) of the

Bankruptcy Code and Bankruptcy Rule 9019(a), approval of the settlement of the

Intercompany Claims Litigation and the Columbia Omnibus Settlement are in the

best interests of TCO, its Estate, its Creditors and Columbia.


THE CUSTOMER SETTLEMENT PROPOSAL

                 xx.      Approximately 450 Claims were filed against the

Estate relating to or arising from TCO's contracts with its Customers for sales, transportation, gas storage and similar services, totalling approximately $550 million plus unliquidated amounts.  In addition, TCO scheduled other Customer-related Claims.  Customers have asserted trust fund,

recoupment, setoff and other regulatory-based theories as a basis for obtaining priority over General Unsecured non-Customer Claims.

                 yy.      TCO meanwhile has asserted its entitlement to recover

significant costs from its Customers under FERC Order No. 636 and on other grounds.  TCO has and continues to assert that these obligations owing from its

Customers include exit fees paid by TCO pursuant to settlements for the termination of transportation agreements with its upstream pipeline suppliers,

gas supply realignment costs associated with contracts TCO rejected in its

Reorganization Case and other pre- and/or post-petition costs TCO is authorized to recover under the regulatory scheme of the Natural Gas Act and the Natural

Gas Policy Act.

                 zz.      Since November 1, 1993, TCO has negotiated

settlements with its upstream pipeline suppliers including Tennessee Gas

Pipeline Company, Transcontinental Pipe Line Corporation, Natural Gas Pipeline

Company, Ozark Gas Transmission System, Wyoming Interstate Company, Ltd.,

Trailblazer Pipeline Company, and Overthrust Pipeline Company (collectively,

the "Settling Upstream Pipelines") whereby each of the parties' respective pre-petition upstream contracts would be terminated, in whole or in part, and

TCO would pay exit fees and other costs (the "Exit Fees") to each Settling

Upstream Pipeline (the "Exit Fee Settlements"). TCO has also negotiated settlements with upstream pipeline suppliers Texas Eastern Transmission

Corporation, Panhandle Eastern Pipe Line Company, Texas Gas Transmission

Corporation and Transcontinental Pipe Line Corporation whereby TCO assumed such contracts and assigned them to its Customers without the payment of exit fees and contract rejection costs (the "Assumption and Assignment

Settlements").  Each of the Exit Fee Settlements and Assumption and Assignment

Settlements has been approved by prior orders of the Court and, in the case of the Exit Fee Settlements, by FERC.  Each of the Exit Fee Settlements is

subject to TCO's recovery of the full amount of the Exit Fees, and FERC's issuance of a final order approving such settlements which is not subject to appeal.  On October 3, 1995, TCO notified the Creditors' Committee, the

Customers' Committee and four of the Settling Upstream Pipelines of

TCO's intention to assume the Exit Fee Settlements and to perform under such agreements pursuant to the provisions of their Exit Fee Settlements.  TCO's

Creditors' and Customers' Committees have conditionally objected to such assumption, but such objections will be withdrawn if the Customer Settlement

Proposal is approved and the Plan is confirmed.

                 aaa.     Customers' Claims against TCO and TCO's assertion of

its entitlement to recover costs against Customers, including the Exit Fees, in

TCO's compliance filings with FERC in respect of Order No. 636 and other orders issued by the FERC, have generated prolonged and extensive litigation before this Court, the FERC and various levels of appellate courts during the course of the Reorganization Case.

                 bbb.     The Customer Settlement Proposal, the terms of which

are embodied in that certain Stipulation and Agreement dated as of April 17,

1995 annexed to the Plan as Exhibit E, reflects a comprehensive settlement of the Customer Claims asserted against the Estate and the cost recovery issues asserted by TCO against Customers, including, but not limited to, a settlement of substantially all Refund Disputes, an agreement that all but $11.5 million of the Exit Fees and other upstream pipeline costs will be recoverable by TCO from Customers and, in a modified form, the 1990 Rate Case Settlement.  TCO does not view the provision that it absorb $11.5 million of Exit Fees and other upstream pipeline costs as inconsistent with, or requiring modification of, the Exit Fee Settlements. The Customer Settlement Proposal

contains numerous schedules which reflect, among other matters, the principal amount and, where applicable, the pre- and post-petition interest components of the Refund Claim to be Allowed for each Customer under the Customer Settlement

Proposal and the Plan.  The schedules also reflect the costs to be collected or recovered by TCO from each Customer.

                 ccc.     Approval of the Customer Settlement Proposal by the

FERC and this Court is a condition precedent to confirmation of the Plan, as is approval of the settlement of the Refund Disputes with Accepting 3.2 Claimants and the 1990 Rate Case Settlement as modified, both of which settlements are embodied within the Customers Settlement Proposal.  On June 15, 1995, the FERC

entered an order approving those aspects of the Customer Settlement Proposal subject to its jurisdiction.

                 ddd.     The Customer Settlement Proposal is a result of the

arms-length negotiations conducted in numerous settlement meetings held over an extended period of time among TCO, the Customers' Committee, TCO's Customers,

and many state regulatory and consumer agencies.  The Proposal represents a delicate balancing of multiple and diverse interests that will likely collapse if its provisions are modified or conditioned.  It significantly facilitates the viability of the Plan and TCO's emergence from Chapter 11 proceedings as it resolves burdensome and costly disputes
that would otherwise take years to resolve through litigation.  As to all

Accepting Class 3.2 Claimants (and all other Supporting Parties as defined in the Customer Settlement Proposal) the Proposal will resolve, inter alia, the amount and priority of substantially all of the hundreds of millions of dollars of regulatory Refund Claims asserted by Customers against TCO, and the Estate's entitlement to recover hundreds of millions of dollars of costs from Customers.

                 eee.     Pursuant to Section 1123(b)(3) of the Bankruptcy Code

and Bankruptcy Rule 9019(a), TCO has demonstrated that the Customer Settlement

Proposal as embodied in the treatment to be provided to Customers under the

Plan is fair and equitable and in the best interests of TCO, its Estate, its

Creditors and Stockholder.


SETTLEMENT OF PRODUCER CLAIMS

                 fff.     Producers filed approximately 2,500 proofs of claim

against TCO asserting, inter alia, damages resulting from TCO's rejection of over 5,000 gas purchase contracts pursuant to which TCO had purchased natural gas for resale to its Customers.  In the aggregate, the proofs of claim assert

Claims in excess of $13.0 billion.  Producers have also filed other Claims against TCO based on pre-petition contractual disputes relating to, inter alia,

pricing, take-or-pay obligations, underpayments for gas taken by TCO,

production-related cost reimbursements, and other issues.  Many Producer Claims were filed with unliquidated amounts,
or without setting forth the basis for the liability asserted or for the amounts claimed as owed by TCO.

                 ggg.     Throughout the Reorganization Case, TCO has taken the

position that many of the Producer Claims significantly overstated the value of their respective Claims and that, as a general matter, the Claims as filed were premised upon a variety of different theories as to the appropriate measure of damages which contained conflicting assumptions as to common facts or generally applicable legal principles.

                 hhh.     In March 1992, TCO filed with the Court an objection

to the Producer Claims and a motion which sought to have the Court establish procedures for the quantification of Producer Claims, both contract rejection and other, on a fair, consistent and efficient basis.  By orders entered on

August 27, 1992 and October 9, 1992 (collectively, the "Estimation Orders") the

Court established procedures for the estimation of Producer Claims and appointed a Claims Mediator.  The two-stage Claims Estimation Procedures expressly invited settlement negotiations and the liquidation of Claims based on agreements between the parties, subject to supervision by the Claims

Mediator and the de novo review and approval of the Bankruptcy Court.

                 iii.     On October 13, 1994, following extensive discovery,

briefing and numerous evidentiary hearings with respect to identifying and resolving issues generic to all or certain kinds of Producer Claims, the Claims

Mediator issued his initial report regarding the recommended determi-nation of generic issues for, and the methodology for recalculating and quantifying, contract rejection Claims (the "Initial Report").  The Initial

Report did not address Claim specific issues unique to each individual

Producer's Claims, determinations which were required to be resolved in order to finally estimate and recommend Allowed Claim amounts for each Producer's

Claims.  The Claims Mediator issued a Supplement to his Initial Report in

February 1995.

                 jjj.     Commencing in February 1995, TCO and Columbia engaged

in a series of meetings with individual Producer Creditors holding the larger

Claims against TCO to present the concepts for a global settlement of Producer

Claims.  As a result of these meetings, Producers asserting Claims in the aggregate amount of $10.0 billion and representing in the aggregate over 80% of

TCO and Columbia's estimate of the aggregate Allowed amount of all Producer

Claims (the "Initial Accepting Producers") reached an agreement with TCO and

Columbia with respect to, inter alia, the Allowed amount of the Claims of each

Initial Accepting Producer and the proposed treatment of their Claims under a reorganization plan (the "Initial Producer Settlement").  The Initial Producer

Settlement, which was approved by this Court by order dated June 16, 1995, is contingent upon confirmation and consummation of the Plan occurring no later than June 28, 1996.

                 kkk.     With respect to each Producer Creditor which is not a

party to the Initial Producer Settlement (each, a

"Non-Settling Producer"), the Plan reflects at Schedule I thereof ("Schedule of

Original Settlement Values"), an offer made by TCO to settle the Claims of each such Producer by proposing a specific Allowed Claim amount for such Producer's

Claims (each, a "Settlement Value").  TCO and the Creditors' Committee

negotiated the principles and methodology utilized to generate the Settlement

Values proposed for each Non-Settling Producer.  The record before this Court demonstrates that the Settlement Values with respect to contract rejection

Claims utilize parameters and assumptions generated by or based upon the Claims

Mediator and incorporate proposed compromises with respect to a number of complex, disputed issues which have not yet been fully resolved by the Claims

Estimation Procedures.

                 lll.     Since the Court's approval of the Initial Producer

Settlement, additional Producers have signed settlement agreements with TCO agreeing to Settlement Values at the level proposed in Schedule III to the

Plan, or, in certain instances, at different levels negotiated by the parties

("Producer Settlement Agreements").  By orders dated August 22, 1995, September

29, 1995 and November 2, 1995, this Court has approved 293 Producer Settlement

Agreements which have resolved Disputed Producer Claims of in excess of 300

Producers.  With the Initial Producer Settlement, this Court has approved agreements between TCO and Producers
representing in the aggregate approximately 91.7% of the Original Settlement

Values proposed for all Producers.

                 mmm.     In addition, pursuant to the Confirmation Procedures

Order and as reflected on the form of (i) the Class 3.3 Ballot transmitted to

Producers entitled to vote on the Plan, and (ii) the Settlement Amount Form transmitted to Producers holding Claims not entitled to vote on the Plan, each holder of a Disputed Producer Claim was provided with the opportunity to accept or reject the Settlement Value proposed by TCO through the Plan solicitation process.  As demonstrated by TCO at the Confirmation Hearing, and consistent with the Plan Vote Certification, Producers representing an additional 1% of the Original Settlement Values proposed for all Producers have elected on their

Class 3.3 Ballots or Settlement Amount Forms, as applicable, to accept their proposed Settlement Values.

                 nnn.  Pursuant to Section 1123(b)(3) of the Bankruptcy Code

and Bankruptcy Rule 9019(a), TCO has demonstrated that these settlements with

Producers of their Disputed Claims are fair and equitable and in the best interests of TCO, its Estate, its Creditors and stockholder.


SETTLEMENT OF DISPUTED GENERAL UNSECURED CLAIMS

                 ooo.     The Plan contains at Schedule II thereof an offer to

settle at specific Allowed Claim amounts (each, an "Allowance Amount") each

Disputed General Unsecured Claim.  The Allowance Amount proposed for each

General Unsecured Claim that had not become an Allowed Claim prior to the

Voting Record Date reflects TCO's extensive review of its books and records,

discussions with a representative of virtually every Creditor holding a

Disputed General Unsecured Claim, and appropriate legal analysis.

                 ppp.     Pursuant to the Confirmation Procedures Order, and as

reflected on the form of (i) the Class 3.4 Ballot transmitted to holders of

Disputed General Unsecured Claims entitled to vote on the Plan, and (ii) the

Settlement Amount Form transmitted to such Creditors not entitled to vote on the Plan, each such Disputed General Unsecured Creditor was provided with the opportunity to accept or reject the Allowance Amount proposed by TCO.  As demonstrated by TCO at the Confirmation Hearing, and consistent with the Plan

Vote Certification, 89 Creditors holding Disputed General Unsecured Claims elected on their Class 3.4 Ballot or Settlement Amount Form, as applicable, to accept the proposed Allowance Amount.

                 qqq. Pursuant to Section 1123(b)(3) of the Bankruptcy Code and

Bankruptcy Rule 9019(a), TCO has demonstrated that these settlements with

General Unsecured Creditors of their Disputed Claims are fair and equitable and in the best interests of TCO, its Estate, its Creditors and stockholder.

                           MODIFICATIONS TO THE PLAN

                 rrr.  The modifications to the Plan proposed by TCO prior to,

at or in connection with the Confirmation Hearing (the "Plan Modifications")

have been reviewed by and
consented to by the Creditors' Committee, the Customers' Committee, Columbia

and the Columbia Equity and Creditors' Committees.  The Plan Modifications do

not adversely change the treatment of the Claim of any Creditor who has not in writing accepted the proposed Plan Modifications.  Therefore, in accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, the Plan is

deemed accepted by all Creditors who have previously accepted the Plan.

                 FINDING THAT THE PLAN IS CONFIRMABLE BASED UPON, INTER ALIA,

ALL OF THE FOREGOING FINDINGS OF FACT AND CONCLUSIONS OF LAW, THE COURT ORDERS

THAT:

                 1.       The Plan and each of its provisions, as modified to

the limited extent set forth herein, are hereby confirmed in accordance with

Section 1129 of the Bankruptcy Code.

                 2.       The Plan is hereby deemed modified as follows:

                 (a) Section III.A.1.b; Treatment of Unclassified Claims; Administrative Claims; Post-Petition Operational Claims

                 Section III.A.1.b of the Plan is hereby amended and modified by deleting "." at the end of the paragraph and by adding the following text at the conclusion of Section III.A.1.b as follows:

                          "; provided, however, that each Administrative Claim of the IRS for taxes shall be paid on the later of
                          (i) the Effective Date, (ii) the 30th day after the date such Administrative Claim becomes an Allowed Claim, or (iii) as otherwise agreed between Reorganized TCO and the IRS."

                 (b) Section III.B.3.d; Treatment of Classified Claims; Class 3 Claims - Unsecured Claims; Class 3.3 - Producer Claims

                 Section III.B.3.d of the Plan is hereby amended and modified by deleting the last full paragraph of Section III.B.3.d in its entirety and replacing it with the following text:

                          "All distributions to holders of Allowed Class 3.3 Claims shall be made in cash, except that Reorganized TCO, with the prior consent of Reorganized Columbia, shall have the option to pay any amount due to any Rejecting Producer in excess of the Target Distribution Percentage of the Original Settlement Value proposed for its Claim (the "Excess Amount"), in the form of freely marketable common stock of Reorganized Columbia having a fair market value equal to the amount of the distribution that Reorganized TCO has elected not to pay in cash.

                          Reorganized TCO and Reorganized Columbia shall determine on the last day of each Calendar Quarter following the Effective Date whether to pay the Excess Amount due to any Rejecting Producer whose Claim has become Allowed during that Calendar Quarter by issuing such above-referenced common stock (the "Securities Election"). Within five (5) days after the end of such Calendar Quarter, Reorganized TCO and Reorganized Columbia shall deliver a written notice by facsimile transmission and by overnight Federal Express delivery to each Rejecting Producer as to whom Reorganized TCO and Reorganized Columbia have made the Securities Election, with a copy to counsel for the Creditors' Committee. Each such Rejecting Producer shall then deliver a written notice (executed by a duly-authorized representative) by facsimile transmission with a copy to counsel for the Creditors' Committee, within twelve (12) days after the end of such Calendar Quarter (or, if the twelfth day is not a Business Day, then on the next Business
                          Day) to Reorganized TCO and Reorganized Columbia indicating by irrevocable election (the "Election Notice") whether such Rejecting Producer intends to retain the common stock to be delivered, or elects to sell that common stock. If a Rejecting Producer fails to deliver the Election Notice within the time specified, it shall be deemed to have elected to retain such common stock.

                          If any such Rejecting Producer elects to sell the common stock, it thereby authorizes Reorganized Columbia and Reorganized TCO to deliver the amount of common stock necessary to pay the Excess Amount to a broker- dealer designated by Reorganized Columbia and Reorganized TCO for the account of such Rejecting Producer. The broker-dealer shall sell for the account of the Rejecting Producer (in one or more lots) or purchase from the Rejecting Producer the common stock in a single lot, on or prior to the twenty-seventh day after the end of that Calendar Quarter and deliver the net proceeds of such sale or sales or the purchase price of such lot or lots, in cash, up to the Excess Amount, to the Rejecting Producer on the applicable settlement date or dates, but not later than the thirtieth day after the end of that Calendar Quarter (or, if the thirtieth day is not a Business Day, then on the next Business Day). If there is any deficiency between the amount of such net proceeds or such purchase price and the Excess Amount due, Reorganized Columbia and Reorganized TCO shall be jointly and severally obligated to pay the Rejecting Producer, in cash, such deficiency amount on the thirtieth day after the end of such Calendar Quarter (or, if the thirtieth day is not a Business Day, then on the next Business Day). If there is any excess of such net proceeds or purchase price over the Excess Amount, Reorganized Columbia and Reorganized TCO shall be entitled to receive such excess.

                          If any such Rejecting Producer elects to retain the common stock, the amount of common stock to be delivered to such Rejecting Producer shall be delivered on the thirtieth day after the end of the applicable Calendar Quarter (or, if the thirtieth day is not a Business Day, then on the next Business
                          Day), and shall be determined as follows: The fair market value of such common stock shall be deemed to be the midpoint between the high and the low price for Reorganized Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on the last New York Stock Exchange trading day prior to the date of distribution."

                 (c) Section III.B.3.e; Treatment of Classified Claims; Class 3 Claims - Unsecured Claims; Class 3.4 - General Unsecured Claims

                 Section III.B.3.e of the Plan is hereby amended and modified by deleting the last full paragraph of Section III.B.3.e in its entirety and by replacing it with the following text:

                          "All distributions to holders of Allowed Class 3.4 Claims shall be made in cash, except that Reorganized TCO, with the prior consent of Reorganized Columbia, shall have the option to pay any amount due to any holder of a General Unsecured Claim that does not accept the Allowance Amount proposed for its Claim (a "Rejecting General Unsecured Creditor") in excess of the Target Distribution Percentage of the Allowance Amount proposed for its Claim (the "Class 3.4 Excess Amount"), in the form of freely marketable common stock of Reorganized Columbia having a fair market value equal to the amount of the distribution that Reorganized TCO has elected not to pay in cash.

                          Reorganized TCO and Reorganized Columbia shall determine on the last day of each Calendar Quarter following the Effective Date whether to pay the Excess Amount due to any Rejecting General Unsecured Creditor whose Claim has become Allowed during that Calendar Quarter by issuing such above-referenced common stock (the "Securities Election"). Within five (5) days after the end of such Calendar Quarter, Reorganized TCO and Reorganized Columbia shall deliver a written notice by facsimile transmission and by overnight Federal Express delivery to each Rejecting General Unsecured Creditor as to whom Reorganized TCO and Reorganized Columbia have made the Securities Election, with a copy to counsel for the Creditors' Committee. Each such Rejecting General Unsecured

                          Creditor shall then deliver a written notice
                          (executed by a duly-authorized representative) by facsimile transmission with a copy to counsel for the Creditors' Committee, within twelve (12) days after the end of such Calendar Quarter (or, if the twelfth day is not a Business Day, then on the next Business
                          Day) to Reorganized TCO and Reorganized Columbia indicating by irrevocable election (the "Election Notice") whether such Rejecting General Unsecured Creditor intends to retain the common stock to be delivered, or elects to sell that common stock. If a Rejecting General Unsecured Creditor fails to deliver the Election Notice within the time specified, it shall be deemed to have elected to retain such common stock.

                          If any such Rejecting General Unsecured Creditor elects to sell the common stock, it thereby authorizes Reorganized Columbia and Reorganized TCO to deliver the amount of common stock necessary to pay the Class 3.4 Excess Amount to a broker-dealer designated by Reorganized Columbia and Reorganized TCO for the account of such Rejecting General Unsecured Creditor. The broker-dealer shall sell for the account of the Rejecting General Unsecured Creditor (in one or more lots) or purchase from the Rejecting General Unsecured Creditor the common stock in a single lot, on or prior to the twenty-seventh day after the end of that Calendar Quarter and deliver the net proceeds of such sale or sales or the purchase price of such lot or lots, in cash, up to the Claim 3.4 Excess Amount, to the Rejecting General Unsecured Creditor on the applicable settlement date or dates, but not later than the thirtieth day after the end of that Calendar Quarter (or, if the thirtieth day is not a Business Day, then on the next Business Day). If there is any deficiency between the amount of such net proceeds or such purchase price and the Class 3.4 Excess Amount due, Reorganized Columbia and Reorganized TCO shall be jointly and severally obligated to pay the Rejecting General Unsecured Creditor, in cash, such deficiency amount on the thirtieth day after the end of such Calendar Quarter (or, if the thirtieth day is not a Business Day, then on the next Business Day). If there is any excess of such net proceeds or purchase price over the

                          Class 3.4 Excess Amount, Reorganized Columbia and Reorganized TCO shall be entitled to receive such excess.

                          If any such Rejecting General Unsecured Creditor elects to retain the common stock, the amount of common stock to be delivered to such Rejecting General Unsecured Creditor shall be delivered on the thirtieth day after the end of the applicable Calendar Quarter (or, if the thirtieth day is not a Business Day, then on the next Business Day), and shall be determined as follows: The fair market value of such common stock shall be deemed to be the midpoint between the high and the low price for Reorganized Columbia common stock as reported on the consolidated tape of the New York Stock Exchange on the last New York Stock Exchange trading day prior to the date of distribution."

                 (d) Section X.B; Discharges, Releases, Settlement of Claims and Injunction; Injunction


                 Section X.B of the Plan is hereby amended and modified by

adding the following text to the end of the first full paragraph thereof:

                          "In the event of a default in the Plan with respect to payments to the IRS, nothing in the Plan or the Confirmation Order shall be construed as prohibiting the IRS from enforcing any rights it may have under applicable law, provided, however, that this provision shall not be deemed to define or expand any such rights that may be held by the IRS."

                 Section X.B of the Plan is hereby amended and modified by

deleting the last sentence of the second full paragraph of Section X.B in its entirety and by replacing it with the following text:

                          "Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized TCO from exercising any rights it may have under applicable law to amend, modify or terminate the Retirement Plan."

                 (e) Section X.D; Discharges, Releases, Settlement of Claims and Injunctions; Releases

                 Section X.D of the Plan is hereby amended and modified by

deleting the last sentence of the second full paragraph of Section X.D in its entirety and by replacing it with the following text:

                          "Notwithstanding the foregoing, nothing contained in the Plan shall preclude Reorganized TCO from exercising any rights it may have under applicable law to amend, modify or terminate the Retirement Plan."

                 (f) Section X.D; Discharges, Releases, Settlement of Claims and Injunction; Releases

                 Section X.D of the Plan is hereby amended and modified by

inserting after the words "Refund Disputes" in the tenth line from the end of the first full paragraph thereof, the following text:

                          "; provided further, however, that nothing herein shall be construed to release the Releasees from . . ."

                 3.       For the reasons set forth on the record of the

Confirmation Hearing, each and every Confirmation Objection, except for the

Enterprise Energy Objection and the objection asserted in the Producer

Objection with respect to the potential payment of the Excess Amount (as defined in paragraph 2 hereof) by the distribution of freely marketable common stock of Reorganized Columbia, to the extent not withdrawn, is hereby overruled.

                 4.       The Enterprise Energy Objection is sustained.  The

Bank One Ohio/Vorys Sater Claim is hereby reclassified and treated under the

Plan as a Class 3.4 Claim.

                 5.       Pursuant to Section 1141(a) of the Bankruptcy Code,

the Plan and its provisions are binding upon TCO, Reorganized TCO, any entity acquiring property under the Plan, any holder of a Claim against or Interest in

TCO, and any other party-in-interest in the Reorganization Case, and any heir,

executor, administrator, successor and assign thereof, regardless of whether the Claim or Interest of such holder or obligation of any party-in-interest is in a Class that is impaired under the Plan, regardless of whether such

Creditor, stockholder or other party-in-interest has accepted the Plan, and regardless of whether such Creditor, stockholder or other party-in-interest has filed a proof of claim.

                 6.       Subject to the provisions of the Plan and this

Confirmation Order, TCO will, as Reorganized TCO, continue to exist after the

Effective Date, as a Delaware corporation with all the powers of a corporation under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger or otherwise) under Delaware Law.

                 7.       Consistent with the Plan, the following agreements

and documents, substantially in the form of the agreements and documents which are annexed as Exhibits to the Plan or which were introduced into evidence at the

Confirmation Hearing in substantially final form, including all the exhibits,

attachments and schedules annexed thereto, and all terms and provisions thereof

(collectively, the "Reorganization Documents"), are hereby approved in all respects:

                          a.      Amended and Restated Certificate of

                                  Incorporation of Columbia Gas Transmission

                                  Corporation;

                          b.      The Customer Settlement Proposal;

                          c.      The Amended and Restated Indenture dated

                                  ______________________, 1995 (the "Restated

                                  Indenture").

                 8.       TCO and Reorganized TCO, and their directors,

officers and agents are hereby authorized to (i) modify the TCO Indenture of

Mortgage and Deed of Trust dated August 30, 1985, and (ii) enter into, execute,

deliver, file and/or implement the Reorganization Documents and other documents and instruments substantially consistent therewith or incidental thereto and any amendments, supplements or modifications to such Reorganization Documents as may be appropriate, and to take such other steps and perform such other acts as may be necessary to implement and effectuate the Reorganization Documents,

the Plan, all other related instruments and documents and this Confirmation

Order, and to satisfy all other conditions precedent to the implementation and effectiveness of the Plan.

                 9.       The total amount of the Class 2.1 Claim as of the

Effective Date shall include the sum of (i) the unpaid principal amount of the

Columbia Secured Claim in respect of the First Mortgage Bonds, (ii) the unpaid principal amount plus accrued and unpaid pre-petition interest in respect of the Inventory Financing Agreement, (iii) all amounts to which Columbia is entitled under the Cash Collateral Orders, (iv) all amounts for reasonable costs, fees and charges pursuant to Section 506 of the Bankruptcy Code approved by the Court and (v) post-petition interest on the unpaid principal and interest identified in subsections (i) and (ii) of this paragraph 8 in the manner articulated in Exhibit B to the Plan.  The payment of post-petition interest and the specific method of calculating post-petition interest as set forth in Exhibit B are hereby approved.

                 10.      TCO is hereby authorized to issue new secured debt

securities in respect of the Class 2.1 Claim under the Plan on the terms set forth on that certain Restated Indenture which terms are hereby approved.

                 11.      The settlement and release of the Intercompany Claims

in the manner provided for by the Plan, and more specifically, in accordance with the Columbia Omnibus Settlement embodied in the Plan and the Columbia Plan are hereby approved as being fair and equitable and in the best interests of

TCO and its Estate.  TCO or Reorganized TCO, as applicable, is authorized and directed
to perform its obligations under the settlement of the Intercompany Claims,

including but not limited to filing the Stipulation of Dismissal with Prejudice with the District Court, and taking such actions as may be necessary by its terms to obtain District Court approval thereof.

                 12.      As of the Effective Date, and subject to both (i)

confirmation of the Plan, and (ii) the Stipulation of Dismissal with Prejudice becoming effective according to its terms, the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the

Intercompany Claims shall be settled, released and discharged in their entirety, pursuant to the terms of the Plan, provided, however, that the entry of this Order shall not affect the District Court's retention of jurisdiction with respect to its order dated October 4, 1995 (the "October 4 Order")

rendered on the Motion to Unseal Judicial Records filed by the Customers'

Committee and any further order of the District Court relating thereto.

                 13.      The Columbia Omnibus Settlement is hereby approved as

being fair and equitable and in the best interests of TCO and its Estate.  TCO and Reorganized TCO, as applicable, are authorized and directed to perform their obligations under the Columbia Omnibus Settlement.

                 14.      The Customer Settlement Proposal is hereby approved

as being fair and equitable and in the best interests of TCO and its Estate.

TCO and Reorganized TCO, as applicable, are authorized and directed to perform their
obligations under the Customer Settlement Proposal including but not limited to

(i) TCO's distribution of funds in the RIA Account to Accepting 3.2 Claimants in the manner provided for in the Customer Settlement Proposal, and (ii) TCO's

dissolution of the RIA Account.

                 15.      Without limiting the generality of the preceding

paragraph, the settlement of (i) the Refund Disputes with Accepting 3.2

Claimants and (ii) the 1990 Rate Case, as modified by and in accordance with the Customer Settlement Proposal and the Plan, are hereby approved.

                 16.      This Court's prior approval of each of the Exit Fee

Settlements is hereby affirmed provided, however, that TCO shall absorb $11.5 million of Exit Fees and other upstream pipeline costs, in accordance with the provisions of the Customer Settlement Proposal.  TCO is authorized to assume each of the Exit Fee Settlements as being in the best interests of TCO and its

Estate.  TCO and Reorganized TCO, as applicable, are authorized and directed to perform their obligations under each of the Exit Fee Settlements including but not limited to the payment in full of the Exit Fees as described therein.  The objections filed related to the assumption of the Exit Fee Settlements are hereby overruled to the extent not otherwise withdrawn.

                 17.      Pursuant to the Customer Settlement Proposal and the

Plan, the Allowed Refund Claim amount of each Accepting 3.2 Claimant shall be the sum of the principal amount and, where applicable, pre-and post-petition interest
components of each such Customer's Allowed Refund Claim as reflected on the schedules annexed to the Customer Settlement Proposal.

                 18.      In accordance with the Customer Settlement Proposal,

the Waiver Agreement and the Plan, each Accepting 3.2 Claimant agrees, inter alia, to accept the treatment provided to such claimant under the Plan in full settlement, satisfaction, discharge and termination of each and every one of such Accepting 3.2 Claimant's Refund Claims and Refund Disputes.

                 19.      In accordance with the Customer Settlement Proposal,

the Waiver Agreement and the Plan (each, a "Nullification Condition"), each

Accepting 3.2 Claimant shall be entitled to nullify and void the Waiver

Agreement executed by such Claimant and rescind the release granted thereby, by providing written notification thereof (the "Nullification Notice") not later than forty-five (45) days after service by TCO on each Accepting 3.2 Claimant of a notice stating that a Nullification Condition has occurred, and setting forth the person to whom the Nullification Notice should be sent.

                 20.      Reorganized TCO is authorized pursuant to Section

III.B.3.c of the Plan to make the following payments within 45 days after the

Effective Date solely from post-Effective Date income of Reorganized TCO: (i) a lump sum payment in the amount of $1.3 million to the members of the Customers'

Committee on July 17, 1995 (the "Eligible

Customers' Committee Members") in recognition, inter alia, of the substantial and valuable services and contributions the Customers' Committee has made to the formulation and structure of the Plan, provided, that such payment will be shared pro rata solely among the Eligible Customers' Committee Members, and

(ii) a payment in the amount of $225,000 to UGI Utilities Inc. ("UGI"), a former member of the Customers' Committee in respect of 50% of the expenses incurred by UGI while serving on the Customers' Committee.

                 21.      As of the Effective Date, TCO shall withdraw, dismiss

and waive its rights to recover or to seek recovery of any additional gas supply realignment costs, and certain other costs from Supporting Parties to the Customer Settlement Proposal in the manner and to the extent expressly provided for in the Customer Settlement Proposal.

                 22.      Each Producer that accepted the Settlement Value

proposed by TCO as the Allowed amount for such Producer's Claim by properly executing a Class 3.3 Ballot or Settlement Amount Form, as applicable, and returning the same to the Balloting Agent whether prior to the Voting Deadline or subsequent to the Voting Deadline but prior to the date hereof, shall have an Allowed Claim against the Estate for all purposes under the Plan including distributions, in an amount equal to the Settlement Value, which Settlement

Value shall represent a settlement of all of the Claims, listed by number, and all of the contracts, listed by number, with respect to such Producer on

Schedule

III to the Plan.  The Schedule of Accepting Producers annexed hereto as Exhibit

"A" lists each such Producer.  The Settlement Values accepted by Producers through the Plan solicitation process are hereby approved as being fair and reasonable and in the best interests of TCO and the Estate.

                 23.      Each Disputed General Unsecured Creditor that

accepted the Allowance Amount proposed by TCO as the Allowed Amount for such

Creditor's Claim by properly executing a Class 3.4 Ballot or Settlement Amount

Form, as applicable, and returning the same to the Balloting Agent whether prior to the Voting Deadline or subsequent to the Voting Deadline but prior to the date hereof, shall have an Allowed Claim against the Estate for all purposes under the Plan including distributions, in an amount equal to the

Allowance Amount, which Allowance Amount shall represent a settlement of all of the Claims, listed by number, with respect to such General Unsecured Creditor on Schedule II to the Plan.  The Schedule of Accepting General Unsecured

Creditors annexed hereto as Exhibit "B" lists each such General Unsecured

Creditor.  The Allowance Amounts accepted by Disputed General Unsecured

Creditors through the Plan solicitation process are hereby approved as being fair and reasonable and in the best interests of TCO and the Estate.

                 24.      In addition to the settlements and compromises

referred to in this Confirmation Order, all other settlements, agreements and compromises provided for under the Plan, and all transactions, documents,

instruments
and agreements referred to therein, contemplated thereunder or executed and delivered therewith, and any amendments or modifications thereto in substantial conformity therewith, are hereby approved, and TCO and the other parties thereto are authorized and directed to enter into them and to perform thereunder according to their respective terms.

                 25.      In accordance with Section III.B.3 of the Plan, if

the Plan is not consummated, each Producer or General Unsecured Creditor that voluntarily reduced the amount of its Claim by accepting the Settlement Value or Allowance Amount proposed in settlement of each such Creditor's Claim (each a "Claim Reducing Creditor"), shall be entitled to nullify and void such Claim reduction by providing written notification thereof (the "Claims Reduction

Nullification Notice") not later than forty-five (45) days after service by TCO on each Claim Reducing Creditor of a notice stating that the Plan shall not be consummated, and setting forth the person to whom the Claims Reduction

Nullification Notice should be sent.

                 26.      Except as otherwise provided for in the Plan or this

Confirmation Order, pursuant to Section IV.H of the Plan, all employee and retiree benefit plans or programs in existence as of the Petition Date,

including, but not limited to, the Retirement Plan, shall continue in full force and effect after the Effective Date at the level established by the terms of such retiree benefit plans for the duration of the period TCO has obligated itself to
provide such benefits, subject to any right to amend, modify or terminate such retiree benefits under the terms of the applicable retiree benefit plan or applicable non-bankruptcy law.

                 27.      Pursuant to Section II.B.3 of the Plan, TCO or

Reorganized TCO, as applicable, is hereby authorized and directed to turn over the East Lynn Condemnation Award to CNR on the Effective Date.

                 28.      Except as otherwise provided in (i) the Plan, or in

any contract, instrument, release, indenture or other agreement or document entered into or created in connection with the Plan, or this Confirmation

Order, on or after the Effective Date, all property of the Estate, and any property acquired by TCO or Reorganized TCO under any provisions of the Plan not being held for distribution pursuant to the terms of the Plan shall vest in and be retained by Reorganized TCO free and clear of all Claims and interests in accordance with Sections 1141(b) and (c) of the Bankruptcy Code.  On and

after the Effective Date, Reorganized TCO may operate its business and may use,

acquire and dispose of property and compromise or settle any claims against it without supervision or approval by this Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan and this Confirmation Order.

                 29.      Distributions required to be made to the holders of

Allowed Claims against, and to the holder of

Allowed Interests in, TCO shall be made to such Persons as provided (i) in the

Plan, including the Settlement Agreements embodied therein, and this

Confirmation Order, and (ii) any other orders entered by this Court governing the timing of distributions and the procedures for resolving multiple Claims or disputes over ownership of Claims and entitlements to distributions.  The record date for determining which holders of Allowed Claims and the Allowed

Interest are entitled to participate in the distributions pursuant to the Plan shall be 5:00 p.m. Eastern Time on November 15, 1995 (the "Distribution Record

Date"), provided, however, that the distribution record date for Producer

Claims which are the subject of that certain Motion for an Order Authorizing

TCO to Withdraw Payment of Disputed Producer Claims and Consolidating Such

Claims Until the Proper Payee Has Been Determined shall be the first date on which (i) the Claim is allowed, and (ii) there shall have been either (a) a final determination made by this Court or another court of competent jurisdiction as to the proper payee or payees or as to the proper allocation of payment among the disputing parties, or (b) a submission by the disputing parties to TCO of a binding written agreement or letter of direction among all of the parties to the dispute stipulating as to the proper payee or payees or otherwise providing for a reasonable method of payment for the disputed funds.

TCO and Reorganized TCO are hereby authorized to recognize and deal with for all purposes under
the Plan, only those Persons that are holders of Allowed Claims as reflected,

as of the Distribution Record Date, on (i) the proofs of claim or any amendments thereto filed with Poorman-Douglas, TCO's claims agent, (ii) if no proof of claim was filed in respect of such Claim, TCO's Schedule of

Liabilities or other books and records, or (iii) any transfers of Claims filed pursuant to Bankruptcy Rule 3001(e) on or prior to the Distribution Record Date of which Poorman-Douglas has received written notice as of the Distribution

Record Date.

                 30.      This Confirmation Order shall constitute all

approvals and consents required, if any, by the laws, rules or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any other documents, instruments or agreements, and other acts referred to in or contemplated by the Plan, the

Reorganization Documents, and any other documents, instruments or agreements,

any amendments or modifications thereto and any other acts that may be necessary or appropriate for the implementation or consummation of the Plan.

                 31.      Subject to changes in the ordinary course of TCO's

business, pursuant to Section V.B.2 of the Plan, on the Effective Date the

following persons shall serve as members of the board of directors of

Reorganized TCO:

                          (a)     Oliver G. Richard III

                          (b)     Peter M. Schwolsky

                          (c)     Michael W. O'Donnell

                          (d)     James P. Holland

                          (e)     R. Larry Robinson, and

                          (f)     Mark P. O'Flynn

Such directors shall remain in office until their successors are duly elected and qualified, or until their earlier resignation, removal or death, subject to the terms of the Amended and Restated Certificate of Incorporation, TCO's

by-laws and the corporate law of the State of Delaware.

                              EXECUTORY CONTRACTS

                 32.      Pursuant to Section VII.A of the Plan, and except as

otherwise provided in the Plan or in any contract, instrument, release,

indenture, agreement or document entered into in connection with the Plan, and in accordance with Section 1123(b)(2) of the Bankruptcy Code, TCO will be deemed to have assumed as of the Effective Date each of its executory contracts which are identified on Exhibit "C" to this Order, which exhibit amends and modifies Exhibit 3A to the Disclosure Statement.  Notwithstanding the

foregoing, the treatment of executory contracts between TCO and its Customers shall be consistent with the treatment provided in Article XII of the Customer

Settlement Proposal.  In accordance with Section 1123(a)(5)(G) of the

Bankruptcy Code, TCO is directed to cure all defaults respecting each assumed executory contract and unexpired lease, other than those set forth in Section

365(b)(2) of the Bankruptcy Code.

                 32.      The executory contracts listed on Exhibit "C" to this

Order as contracts to be rejected, which exhibit amends and modifies Exhibit 3B to the Disclosure Statement, and all other executory contracts not listed on

Exhibit 3 to the Disclosure Statement, or Exhibit "C" hereto, or otherwise previously disposed of by this Court or by operation of law, shall be deemed rejected as of the Effective Date.

                              OBJECTIONS TO CLAIMS

                 33.      Pursuant to Section VII.C of the Plan, any Claim for

damages arising by reason of the rejection of an executory contract or unexpired lease will be forever barred and will not be enforceable against TCO,

Reorganized TCO or its successors or assigns or the properties of any of them unless with respect to an Administrative Claim, a request for payment, or with respect to any other Claim, a proof of claim is filed and served on Reorganized

TCO not later than thirty (30) days after the Effective Date.  Reorganized TCO reserves its right to object to any request for payment or any proof of claim filed, provided, however, that Reorganized TCO shall file any objection to the allowance of the Claim not later than sixty (60) days after the Effective Date or as such time may be further extended by the Court.

                 34.      Except as otherwise provided in Sections VI, VII. C

or XII.A of the Plan, or this Confirmation Order, after the Effective Date,

only Reorganized TCO shall have the authority to file objections, and shall have authority
to settle, compromise, withdraw and/or litigate to judgment objections to

Claims, including but not limited to Non-Ordinary Course Administrative Claims as set forth in Section VI.B.3 of the Plan, filed by TCO or Reorganized TCO, as applicable, subject to this Court's approval, provided, however, that the

Creditors' Committee and Producers shall also have the right after the

Effective Date to (i) file objections to Producer Claims held by Rejecting

Producers, (ii) file objections to any proposed compromise or settlement of the

Claim of any Producer, (iii) settle, compromise, withdraw, or litigate to judgment such objections, and (iv) participate in appeals from any such objections, subject to appropriate approvals of this Court, and provided further, however, that the Customers' Committee shall have the right after the

Effective Date to (i) represent Customers' interests with respect to any appeal taken from the Confirmation Order, (ii) review proposed settlements of Customer

Regulatory Claims held by Dissenting 3.2 Claimants, (iii) oversee the implementation of the Customer Settlement Proposal, and (iv) engage in such other activity on behalf of Customers' interest as agreed to by Reorganized

TCO.  Reorganized TCO shall file all such objections to Claims (other than

Producer Claims) not later than one hundred and twenty (120) days after the

Effective Date or as such time may be further extended by the Court.

                 35.      Without affecting the generality of the foregoing,

with respect to all Rejecting Producer's Claims which are subject to the Claims

Estimation Procedures: (i) all objections by TCO, Reorganized TCO and all other parties-in-interest to such Claims shall be governed by the Claims Estimation

Procedures, or other orders of the Court, and (ii) the liquidation of such

Claims before this Court shall be governed by the Claims Estimation Procedures,

or by settlements or such other procedures as may be approved by this Court.

                               PROFESSIONAL FEES

                 36.      Applications for final allowance of compensation and

reimbursement of expenses by Professionals or other entities pursuant to

Sections 330, 331 or 503(b) of the Bankruptcy Code for services rendered before the Effective Date, including compensation requested pursuant to Section

503(b)(4) for making a substantial contribution in the Reorganization Case

("Final Fee Applications") shall be filed with the Court and served on

Reorganized TCO, the U.S. Trustee and the Fee Examiner (the "Notice Entities")

not later than sixty (60) days after the Effective Date, provided, however,

that any Professional or other entity that fails to timely file an application for final allowance shall be forever barred from asserting such Claims against

TCO or Reorganized TCO, provided, further, that any Professional that is subject to the Administrative Fee Order or other such order of the Bankruptcy

Court as of the

Effective Date may continue to receive compensation and reimbursement of expenses as provided therein for services rendered prior to the Effective Date.

Objections to such fees filed by Reorganized TCO, the Customers' Committee, the

Creditors' Committee and/or any party-in-interest to any Final Fee Application shall be due and hearings shall be held at such time and in such manner as shall be established by a further order of this Court.  No applications for compensation need be filed for post-Effective Date services.

                 37.      Except as otherwise expressly provided in the Plan or

this Confirmation Order, the issuance of this Confirmation Order operates as a discharge, pursuant to Section 1141(d) of the Bankruptcy Code, as of the

Effective Date, of all debts of, Claims against and Interests in TCO that arose prior to the Confirmation Date including, without limitation, any Claims for interest accrued on Claims from the Petition Date, so long as the distributions to Creditors which are payable under the Plan on the Effective Date are made as provided in the Plan, provided, however, that TCO shall not be discharged from

Claims of Accepting Class 3.2 Claimants arising prior to the Confirmation Date solely to the extent those Claims are permitted to survive pursuant to the provisions of the Customer Settlement Proposal.  Without limiting the generality of the foregoing, on the Effective Date, except as otherwise specifically provided for in the Plan or this Confirmation Order, TCO shall be discharged from any debt that arose prior to the Confirmation Date and from all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of claim based on such debt was filed or deemed filed pursuant to Section 501 of the Bankruptcy Code, (ii) a

Claim based on such debt is an Allowed Claim pursuant to Section 502 of the

Bankruptcy Code or (iii) the holder of a Claim on such debt has voted to accept the Plan.

                 38.      As to every discharged Claim, all entities, including

third parties claiming rights under any contract between TCO and any Creditor,

shall be precluded from asserting against TCO, Reorganized TCO, or their respective successors or assigns, or the properties of any of them, any other or further Claims, debts, rights, causes of action, liabilities or equity interests based upon any act, omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, provided, however,

the Customers' Committee or any of its members in the event that the Customers'

Committee has been dissolved, expressly reserves its right to participate in any appeals from the October 4 Order and any related Order issued in respect of that certain Motion to Unseal Judicial Records filed in the Intercompany Claims

Litigation.

                 39.      Except to the extent otherwise provided for by

decretal paragraph 2 of this Confirmation Order, pursuant to Section X.B of the

Plan, and Sections 105, 1123 and 1129 of the Bankruptcy Code, in order to preserve and implement the settlements contemplated by and provided for in the

Plan, effective on the Effective Date, all entities that have held, currently hold or may hold a Claim, or other debt or liability that is discharged pursuant to the terms of the Plan shall be permanently enjoined to the fullest extent permitted by law from taking any of the following actions on account of any such discharged Claims, debts or liabilities, other than actions brought to enforce any rights or obligations under the Plan or appeals, if any, from this

Confirmation Order: (i) commencing or continuing in any manner any action or other proceeding against TCO, Reorganized TCO or their respective properties;

(ii) enforcing, attaching, collecting or recovering in any manner any judgment,

award, decree or order against TCO, Reorganized TCO or their respective properties; (iii) creating, perfecting or enforcing any lien or encumbrance against TCO, Reorganized TCO or their respective properties; (iv) asserting a

Setoff, right of subrogation or recoupment of any kind against any debt,

liability or obligation due to TCO, Reorganized TCO or their respective properties; and (v) commencing or continuing, in any manner or in any place,

any action that does not comply with or is inconsistent with the provisions of the Plan or this Confirmation Order.

                 40.      Except to the extent otherwise provided for by

decretal paragraph 2 of this Confirmation Order, as of the Effective Date, TCO,

Reorganized TCO and all holders of Claims shall release unconditionally and are hereby deemed to release unconditionally (i) each of TCO's and Reorganized

TCO's officers, directors, shareholders, employees, consultants, financial advisors, affiliates, attorneys, accountants and other representatives and each of their respective successors, executors, administrators, heirs and assigns,

(ii) the Creditors' Committee and, solely in their capacity as members or representatives of the Creditors' Committee, each member, consultant, financial advisor, attorney, accountant or other representative of the Creditors'

Committee, and each of their respective successors, executors, administrators,

heirs and assigns, (iii) the Customers' Committee, and, solely in their capacity as members or representatives of the Customers' Committee, each member, consultant, financial advisor, attorney, accountant or other representative of the Customers' Committee, and each of their respective successors, executors, administrators, heirs and assigns, (iv) the Official

Committee of Unsecured Creditors and the Official Committee of Equity Holders

of Columbia (collectively, the "Columbia Committees") and, in their capacity as members, invitees or representatives of the Columbia Committees, each member,

invitee (including its professionals), consultant, financial advisor, attorney,

accountant or other representative of the Columbia Committees, and each of their respective successors, executors, administrators, heirs and assigns, and

(v) Columbia, Reorganized Columbia, CNR and each of their respective officers,

directors, shareholders, employees, consultants, financial advisors, attorneys, accountants or other representatives and each of their respective successors,

executors, administrators, heirs and assigns (the entities referred to in clauses (i), (ii), (iii), (iv) and (v) are collectively referred to as the

"Releasees"), from any and all claims, obligations, suits, judgments, damages,

rights, causes of action or liabilities whatsoever, whether known or unknown,

foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise based in whole or in part upon any act or omission, transaction,

event or other occurrence taking place on or prior to the Effective Date in any way relating to TCO, the Reorganization Case, or the Plan, including, without limitation, (a) the Intercompany Claims and all claims arising from or related to the transactions which are the subject of the Intercompany Claims as set forth in Section X.E of the Plan (provided, however, that the release of such

Intercompany Claims shall not be effective unless and until the Stipulation of

Dismissal with Prejudice becomes effective pursuant to its terms) and (b)

Refund Claims and Refund Disputes and any claims arising from or related to the transactions that are the subject of such Refund Claims and Refund Disputes,

and provided, however, that, such releases shall not be effective as to (i) any claim for Professional Fees sought by any of the Releasees until such claim has been paid, satisfied or otherwise disposed of, (ii) any claim asserted against

TCO or Columbia arising in the normal course of business after the Petition

Date between TCO's Creditors or TCO and Columbia until such claim has been paid, satisfied or otherwise disposed of, and (iii) any claim asserted against

CNR arising in the normal course of business after the Petition Date between

TCO's Creditor or TCO and CNR until such claim has been paid, satisfied or otherwise disposed of, and (iv) any claims preserved pursuant to the Customer

Settlement Proposal.

                 41.      In accordance with that certain Settlement Agreement

dated as of October 31, 1995 among TCO and Mountaineer Gas Company

("Mountaineer") approved by this Court by order dated November 13, 1995 (the

"Mountaineer Settlement"), specific Claims of Mountaineer against TCO for certain liabilities have been compromised and settled subject to consummation of the Plan and the Columbia Plan.  Under the terms of the Mountaineer

Settlement, inter alia, notwithstanding anything to the contrary in the Plan or this Confirmation Order, Mountaineer shall not be barred by TCO's discharge from seeking legal and/or equitable relief from TCO for environmental matters provided, however, that TCO has preserved all of its rights (except assertion of its discharge) to oppose any such environmental Claim asserted by

Mountaineer and provided further, if it is determined that TCO has a liability to Mountaineer which would have been (i) a pre-petition Claim in TCO's

Reorganization Case, such pre-petition Claim shall be paid as if it were a

Class 3.4 Claim under the Plan, discounted in the manner set forth in the

Mountaineer Settlement, or (ii) a post-petition, pre-

Confirmation Date Claim in TCO's Reorganization Case, such post-petition Claim shall be treated as a Miscellaneous Administrative Claim under the Plan,

provided, however, that Mountaineer shall not be required to file an

Administrative Claim against TCO.

                 42.       Nothing in the Plan, this Confirmation Order or the

discharge, injunction or release provisions contained therein shall be construed as discharging, releasing or relieving TCO, Reorganized TCO, or any other party, in any capacity, from liability with respect to the Retirement

Plan to which such party is subject under any law or regulatory provision.

                 43.      On the Effective Date, except as otherwise provided

in the Plan, or in any contract, instrument, release, indenture or other agreement or document created in connection with the Plan, all mortgages, deeds of trust, statutory liens, liens or other security interests against the property or assets of TCO or the Estate, shall be deemed discharged and satisfied, and the right, title and interest of any holder of any such mortgage, deed of trust, statutory lien, lien or other security interest against the property or assets of TCO or its Estate shall revert to Reorganized

TCO and its successors and assigns.

                 44.      Except to the extent that TCO has agreed otherwise at

the Confirmation Hearing or in writing to the contrary, it shall be a condition to the making of any distribution to any entity holding any such mortgage, deed







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
of trust, statutory lien, lien or other security interest against the property or assets of TCO or its Estate that such entity, or that entity's agent, shall have tendered to TCO, Reorganized TCO or their designated representative, a file-stamped copy of a release of lien or equivalent release document which has been recorded at the appropriate recorder's office in the jurisdiction of the liened property or shall have delivered to TCO, Reorganized TCO or their designated representative, any property so held.

                 45.      Pursuant to Section X.C of the Plan, TCO,

Reorganized TCO, Columbia, Reorganized Columbia, their affiliates and their respective directors, officers, employees, agents, representatives and professionals (acting in such capacity), and the Creditors' Committee, and the

Customers' Committee and their respective members and Professionals (acting in such capacity), the Columbia Committees and their respective members, invitees and professionals (acting in such capacity), and their respective heirs,

executors, administrators, successors and assigns shall neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with, inter alia, the formulation and dissemination of the Plan, the

Disclosure Statement and related transactions and agreements, provided,

however, that this limitation of liability shall not extend to (i) any act or omission which is determined in a Final Order to have constituted gross negligence or wilful misconduct, or (ii)







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
any violation of the securities laws except to the extent that such person would not be liable for such violation under Section 1125(e) of the Bankruptcy

Code, or would be exempt from compliance with such securities laws pursuant to

Section 1145 of the Bankruptcy Code.

                           RETENTION OF JURISDICTION

                 46.      Notwithstanding the entry of this Confirmation Order

or the occurrence of the Effective Date, in accordance with Section XI of the

Plan and the Bankruptcy Code, the Court shall retain jurisdiction for the following purposes:

                 a.       To allow, disallow, determine, liquidate, classify,

estimate, or establish the priority or secured or unsecured status of, any

Claim, including the resolution of any request for payment of any

Administrative Claim, and the resolution of any and all objections to the allowance or priority of Claims (including any Administrative Claim and any

Priority Tax Claim);

                 b.       To grant or deny any application for allowance of

compensation or reimbursement of expenses authorized pursuant to the Bankruptcy

Code or the Plan, for periods ending on or before the Effective Date;

                 c.       To resolve any matters related to the assumption or

rejection of any executory contract or unexpired lease to which TCO is a party or with respect to which TCO may be liable and to hear, determine and, if necessary, Allow any Claim arising therefrom;

                 d.       To decide or resolve any matter arising out of the

Claims Estimation Procedures;

                 e.       To resolve any determinations which may be requested

by TCO or Reorganized TCO of unpaid or potential tax liability or any matters relating thereto under Sections 505 and 1146(d) of the Bankruptcy Code,

including tax liability or such related matters for any taxable year or portion thereof ending on or before the Effective Date;

                 f.       To resolve any issues relating to distributions to

Holders of Allowed Claims pursuant to the provisions of the Plan, including the assertion of setoff rights by or against TCO;

                 g.       To decide or resolve any motions, adversary

proceedings, contested or litigated matters and any other matters and grant or deny any applications that may be pending on or commenced after the Effective

Date, that arise in or relate to the Reorganization Case or the Plan;

                 h.       To enter such orders as may be necessary or

appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, indentures and other agreements or documents created in connection with or referred to in the Plan or the Disclosure

Statement;

                 i.       To resolve any cases, controversies, suits or

disputes that may arise in connection with the consummation, interpretation or enforcement of the plan or any entity's obligations under or in connection with the Plan, including determinations relating to the enforceability of the

Columbia Customer Guaranty and the Columbia Guaranty and any disputes regarding compensation for those post-Effective Date services referenced in Section XII.A of the Plan, except that such retention of jurisdiction shall not apply to any cases, controversies, suits or disputes that may arise in connection with FERC regulatory matters;

                 j.       To modify the Plan before, on or after the Effective

Date pursuant to Section 1127 of the Bankruptcy Code or modify the Disclosure

Statement or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy

Court order, the Plan, the Disclosure Statement or any contract, instrument,

release, indenture or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy

Code;

                 k.       To issue injunctions, enter and implement other

orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation or enforcement of the

Plan;

                 l.       To enter and implement such orders as are necessary

or appropriate if this Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated and as may be necessary or appropriate between the Confirmation Date and the Effective Date;

                 m.       To determine any other matters that may arise in

connection with or relate to the Plan, the Disclosure Statement, this

Confirmation Order, any Claim or any contract, instrument, release, indenture or other agreement or document created in connection with the Plan or the

Disclosure Statement, except as otherwise provided herein; and

                 n.       To enter a final decree closing the Reorganization

Case.

                 47.      Except to the extent otherwise provided by this

Confirmation Order, the Creditors' Committee and the Customers' Committee may

continue in existence after the Effective Date and the Professionals retained by the Creditors' Committee or the Customers' Committee may continue to be employed after the Effective Date in accordance with and to the extent provided in Section XII.A of the Plan.  Upon dissolution of the Creditors' Committee and the Customers' Committee after the Effective Date as permitted by Section XII.A of the Plan, the members of the Creditors' Committee and the Customers'

Committee, as
applicable, shall be released and discharged from all rights and duties arising from or related to the Reorganization Case.

                 48.      Reorganized TCO shall remain liable to pay the

reasonable costs and expenses of the members of and the Professionals retained by the Creditors' Committee and the Customers' Committee in accordance with

Section XII.A of the Plan, and with respect to services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or filed and served after the Effective Date in accordance with Section VI.B.1 of the Plan and paragraph 37 hereof, after the submission of monthly bills to Reorganized TCO describing in reasonable detail the services provided and disbursements incurred ("Post-Effective Date Fee Requests").  The Court shall retain jurisdiction to determine any disputes concerning Post-Effective Date Fee

Requests.

                 49.      The failure to reference or discuss any particular

provision of the Plan in this Confirmation Order shall have no effect on the validity, binding effect and enforceability of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan.

                 50.      Except with respect to the modifications to the Plan

set forth herein and as provided in paragraph 40 hereof, to the extent of any inconsistency between the terms of the Plan and this Confirmation Order, the terms of the Plan shall govern.  To the extent of any inconsistency between the terms of the Plan and the terms of the Customer Settlement Proposal, the terms of the Customer Settlement Proposal shall govern.


Dated:   Wilmington, Delaware
         November 15, 1995



                                           /s/ Helen S. Balick
                                  ------------------------------------
                                  THE HONORABLE HELEN S. BALICK
                                  CHIEF UNITED STATES BANKRUPTCY JUDGE





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